UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2015
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2015, the Executive Sub-Committee (the “Committee”) of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of OUTFRONT Media Inc. (the “Company”) approved and adopted an Executive Change in Control Severance Plan (the “CIC Plan”), effective as of January 1, 2016, for the benefit of the Company’s executive officers and other eligible employees that the Committee may designate from time to time (the “Eligible Executives”).
Pursuant to the CIC Plan, if an Eligible Executive (i) is involuntarily terminated by the Company without Cause (as defined in the CIC Plan) other than due to death or Disability (as defined in the CIC Plan), (ii) voluntarily terminates his or her employment with the Company for Good Reason (as defined in the CIC Plan), or (iii) is terminated as a result of the death or Disability of the Eligible Executive ((i), (ii) and (iii) are collectively referred to as a “Qualifying Separation”), within a period of two years following the consummation of a Change in Control (as defined in the CIC Plan), the Eligible Executive is entitled to receive the following severance payments and benefits:

•
a single lump sum cash payment equal to the sum of two or three times the Eligible Executive’s base salary and two or three times the Eligible Executive’s target annual bonus, depending on whether the Eligible Executive is a Tier I Executive or a Tier II Executive (each as defined in the CIC Plan);

•	a single lump sum cash payment of the Eligible Executive’s pro-rated target annual bonus for the year in which the Qualifying Separation occurs; and

•
premium payments for continuation health insurance coverage until the earlier of (a) two or three years after the Qualifying Separation (depending on whether the Eligible Executive is a Tier I Executive or a Tier II Executive), or (b) the date on which the Eligible Executive becomes eligible for health insurance coverage from a third party.

As a condition of participation in the CIC Plan, among others, each Eligible Executive must execute a participation agreement (the “Participation Agreement”) in which the Eligible Executive agrees to the terms of his or her participation under the CIC Plan, and, except as otherwise provided in certain Eligible Executive’s Participation Agreement with respect to life insurance or expense reimbursement benefits, that the severance payments and benefits provided under the CIC Plan are in place of any other severance payments or benefits to which the Eligible Executive may be entitled under his or her employment agreement upon a Qualifying Separation. In addition, the Participation Agreement for each Eligible Executive provides that the non-competition and non-solicitation provisions set forth in the CIC Plan will supersede any similar restrictive covenants in each Eligible Executive’s employment agreement upon a Qualifying Separation. The CIC Plan does not replace or modify any accelerated equity vesting rights held by an Eligible Executive, which remain governed by the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan and related equity grant terms and conditions, as well as each Eligible Executive’s employment agreement, as applicable.
The CIC Plan may be amended or terminated by the Board or the Compensation Committee at any time with respect to some or all Eligible Executives. Any amendment or termination that adversely affects the Eligible Executives will not be effective unless one year’s prior written notice is provided to the Eligible Executives and the Eligible Executives provide written consent to the amendment or termination. Further, the CIC Plan may not be amended or terminated prior to the fifth business day following the second anniversary of a Change in Control without the prior written consent of any affected Eligible Executive.
The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the CIC Plan and the form of Participation Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	OUTFRONT Media Inc. Executive Change in Control Severance Plan.
10.2	Form of Participation Agreement under the OUTFRONT Media Inc. Executive Change in Control Severance Plan (included in Exhibit 10.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 14, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	OUTFRONT Media Inc. Executive Change in Control Severance Plan.
10.2	Form of Participation Agreement under the OUTFRONT Media Inc. Executive Change in Control Severance Plan (included in Exhibit 10.1).